UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2018

SILVER RUN ACQUISITION CORPORATION II

(Exact name of registrant as specified in its charter)

Delaware	001-38040	81-4433840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Louisiana Street, Suite 1450

Houston, TX, 77002

(address of principal executive offices)

(zip code)

(713) 357-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 6, 2018, Silver Run Acquisition Corporation II (“Silver Run”) held a special meeting of stockholders (the “Silver Run Special Meeting”) at which holders of Silver Run’s Class A Common Stock, par value $0.0001 per share (the “Class A Common Stock”), and Class B Common Stock, par value $0.0001 per share, approved each of the proposals relating to the transactions (the “Business Combination”) contemplated by (i) the Contribution Agreement, dated as of August 16, 2017 (the “Alta Mesa Contribution Agreement”), among High Mesa Holdings, LP, a Delaware limited partnership (the “Alta Mesa Contributor”), High Mesa Holdings GP, LLC, a Texas limited liability company and the sole general partner of the Alta Mesa Contributor, Alta Mesa Holdings, LP, a Texas limited partnership (“Alta Mesa”), Alta Mesa Holdings GP, LLC, a Texas limited liability company and the sole general partner of Alta Mesa, Silver Run and, solely for certain provisions therein, the equity owners of the Alta Mesa Contributor, (ii) the Contribution Agreement, dated as of August 16, 2017 (the “Kingfisher Contribution Agreement”), among KFM Holdco, LLC, a Delaware limited liability company (the “Kingfisher Contributor”), Kingfisher Midstream, LLC, a Delaware limited liability company, Silver Run and, solely for certain provisions therein, the equity owners of the Kingfisher Contributor, and (iii) the Contribution Agreement, dated as of August 16, 2017 (the “Riverstone Contribution Agreement” and, together with the Alta Mesa Contribution Agreement and the Kingfisher Contribution Agreement, the “Contribution Agreements”), between Riverstone VI Alta Mesa Holdings, L.P., a Delaware limited partnership (the “Riverstone Contributor” and, together with the Alta Mesa Contributor and the Kingfisher Contributor, the “Contributors”), and Silver Run. Final voting results are presented below.

Proposal 1: The proposal to approve and adopt the Contribution Agreements and the Business Combination:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,232,759	1,785,365	300	0

Proposal 2: The proposal to approve and adopt amendments to Silver Run’s amended and restated certificate of incorporation (the “Charter”) to create a new class of capital stock designated as Class C Common Stock, par value $0.0001 per share (the “Class C Common Stock”):

Votes For	Votes Against	Abstentions	Broker Non-Votes
111,300,223	2,712,716	5,485	0

Proposal 3: The proposal to approve and adopt an amendment to increase the number of authorized shares of Class A Common Stock from 400,000,000 shares to 1,200,000,000 shares:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,219,984	1,787,415	11,025	0

Proposal 4: The proposal to approve and adopt amendments to the Charter to adopt Delaware as the exclusive forum for certain stockholder litigation:

Votes For	Votes Against	Abstentions	Broker Non-Votes
102,899,772	11,117,292	1,360	0

Proposal 5: The proposal to approve and adopt amendments to the Charter eliminating provisions in the Charter relating to an initial business combination that will no longer be applicable to Silver Run following the closing of the Business Combination:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,896,653	1,119,460	2,311	0

Proposal 6: The proposal to approve, for purposes of complying with applicable listing rules of The NASDAQ Capital Market, (a) the issuance of shares of Class C Common Stock to the Contributors in connection with the Business Combination, which number of shares will equal 275,000,000 and be subject to upward or downward adjustment at closing of the Business Combination pursuant to the Alta Mesa Contribution Agreement and the

Kingfisher Contribution Agreement, (b) the issuance of up to 59,871,031 shares of Class C Common Stock that may be issued to the Alta Mesa Contributor and the Kingfisher Contributor if the earn-out consideration is issued to the Alta Mesa Contributor or the Kingfisher Contributor, (c) the issuance of a number of shares of Class A Common Stock equal to the number of shares of Class C Common Stock issued to the Contributors, which shares of Class A Common Stock will be issued to the Contributors in connection with the future redemption or exchange of their common units representing limited partner interests in SRII Opco, LP, a Delaware limited partnership (“SRII Opco”), in accordance with the amended and restated agreement of limited partnership of SRII Opco, (d) the issuance of 40,000,000 shares of Class A Common Stock and warrants to purchase 13,333,333 shares of Class A Common Stock to Riverstone VI SR II Holdings, L.P. (“Fund VI Holdings”) pursuant to the terms of that certain Forward Purchase Agreement, dated as of March 17, 2017, by and between Silver Run and Fund VI Holdings and (e) the issuance of up to 20,000,000 shares of Class A Common Stock that may be issued to Fund VI Holdings pursuant to the terms of that certain Forward Purchase Agreement, dated as of August 16, 2017, by and between Silver Run and Fund VI Holdings:

Votes For	Votes Against	Abstentions	Broker Non-Votes
112,230,357	1,786,089	1,978	0

Proposal 7: The proposal to approve and adopt the Alta Mesa Resources, Inc. 2018 Long Term Incentive Plan and material terms thereunder:

Votes For	Votes Against	Abstentions	Broker Non-Votes
101,243,762	12,771,776	2,886	0

Proposal 8: A vote on the proposal to approve the adjournment of the Silver Run Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there were insufficient votes for, or otherwise in connection with, the approval of Proposals 1 through 7 above, was not necessary or appropriate because there were sufficient votes at the time of the Silver Run Special Meeting to approve Proposals 1 through 7 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Silver Run Acquisition Corporation II

Date: February 6, 2018	By:	/s/ Thomas J. Walker
	Name:	Thomas J. Walker
	Title:	Chief Financial Officer